                                                             EXHIBIT 4B


                    [FORM OF MEDIUM-TERM FLOATING RATE NOTE]

                       [FORM OF FACE OR MEDIUM-TERM NOTE]

      IF APPLICABLE, THE "TOTAL AMOUNT OF OID," "ORIGINAL YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROPRIATE METHOD SET FORTH BELOW) HAS BEEN COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.

                               HARRIS CORPORATION

                                Medium-Term Note

                                 (Floating Rate)

REGISTERED                                                         REGISTERED
No. FL-_______                                                     $__________
Series _______

                                                                   CUSIP:

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC" or the "Depositary"), to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.*

                  THIS GLOBAL MEDIUM-TERM NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR.*

INTEREST RATE BASIS:    ORIGINAL ISSUE DATE:     STATED MATURITY DATE:

INDEX MATURITY:         INITIAL INTEREST RATE:   INTEREST PAYMENT DATES:

SPREAD:                 INITIAL INTEREST RESET   INTEREST RESET PERIOD:

                        DATE:

SPREAD MULTIPLIER:      INITIAL REDEMPTION       INTEREST RESET DATES:

                        DATE:

----------------------
*        Applies only if this Note is a Global Note.

HOLDER'S OPTIONAL      INITIAL REDEMPTION        MAXIMUM INTEREST RATE:
REPAYMENT DATE(S):     PERCENTAGE:

ORIGINAL YIELD         ANNUAL REDEMPTION         MINIMUM INTEREST RATE:
TO MATURITY:           PERCENTAGE REDUCTION:

TOTAL AMOUNT OF        INITIAL ACCRUAL           CALCULATION AGENT:
OID:                   PERIOD OID:               The Chase Manhattan
                                                 Bank

APPLICABILITY OF       IF YES, ISSUE PRICE:
MODIFIED PAYMENT
UPON ACCELERATION:

                  HARRIS CORPORATION, a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________________________________, or registered assignees (each a
"Holder"), the principal sum of ______________________ DOLLARS, on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date specified above) and to pay interest thereon, from the Original Issue Date specified above at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above, and thereafter at a rate per annum determined in accordance with the provisions specified on the reverse hereof until the principal hereof is paid or duly made available for payment. The Company will pay interest on the Interest Payment Dates specified above, commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Stated Maturity Date (or any Redemption Date as defined on the reverse hereof or any Holder's Optional Repayment Date with respect to which such option has been exercised, each such Stated Maturity Date, Redemption Date and Optional Repayment Date being hereinafter referred to as a "Maturity Date" with respect to the principal, premium, if any, or interest payable on such date); PROVIDED, however, that if the Original Issue Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Original Issue Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and PROVIDED, FURTHER, that if an Interest Payment Date would fall on a day that is not a Business Day, as defined on the reverse hereof, such Interest Payment Date shall be the following day that is a Business Day, except that if the Interest Rate Basis specified above is LIBOR, if such Business Day falls in the next calendar month, such Interest Payment Date shall be the immediately preceding day that is a Business Day. If any Maturity Date falls on a day which is not a Business Day, principal, premium, if any, or interest payable with respect to such Maturity Date will be paid on the next succeeding Business Day with the same force and effect as if



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



made on such Maturity Date, and no interest on such payment shall accrue for the period from and after such Maturity Date.

                  Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from the Original Issue Date or, if the Interest Reset Period specified above is daily or weekly, from, and including, the Original Issue Date specified above (if no interest has been paid on this Note) or from, and excluding, the last date to which interest has been paid, as the case may be, to, and including, the Record Date immediately preceding such Interest Payment Date, except that at any Maturity Date, the interest payable will include interest accrued to, but excluding, such Maturity Date, until the principal hereof has been paid or duly made available for payment (except as provided below). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will, subject to certain exceptions described herein, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to an Interest Payment Date (whether or not a Business Day) (the "Record Date"); PROVIDED, however, that interest payable on any Maturity Date will be payable to the Person to whom the principal hereof shall be payable. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture.

                  Payment of the principal of this Note, premium, if any, and the interest due on any Maturity Date will be made in immediately available funds, upon surrender of this Note at the office of the Trustee in New York, New York (the "Corporate Trust Office"), or, if the Corporate Trust Office is not located in New York, New York, and if required by the terms of the Indenture, at an office or agency of the Company maintained for that purpose in the Borough of Manhattan, City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. If this Note is in definitive registered form, payments of interest, other than interest due on any Maturity Date, will be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register. Notwithstanding the foregoing, payments of principal of and interest payable on any Maturity Date will be made by wire transfer of immediately available funds to a designated account maintained in the United States upon (i) receipt of written notice by the Trustee from the Holder hereof not less than one Business Day prior to the due date of such principal and (ii) presentation of this Note to the Trustee at the Corporate Trust Office. A Holder of $10,000,000 or more in aggregate principal amount of Notes in definitive registered form having the same Interest Payment Dates may by written request to the Trustee at the Corporate Trust Office (or at such other address as the Company shall give notice in writing), not later than 15 calendar days prior to an Interest Payment Date, arrange to have the interest payable on all Notes held by such Holder on such



                                    Face - 3

Interest Payment Date, and all subsequent Interest Payment Dates until written notice to the contrary is given to the Trustee, made by wire transfer of immediately available funds to a designated account maintained in the United States. If this Note is registered in the name of the Depositary or its nominee, payments of interest on this Note will be made by wire transfer of immediately available funds to the Depositary.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place, and to the Indenture, as defined on the reverse side hereof.

                  Unless the certificate of authentication hereon has been executed by the Trustee by manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.



                                    Face - 4

                  IN WITNESS WHEREOF, the Company has caused this Note to be duly executed, manually or in facsimile, under its corporate seal.

DATED:                              HARRIS CORPORATION

[SEAL]                              By:
                                       --------------------
                                       Authorized Signatory

TRUSTEE'S CERTIFICATE
OF AUTHENTICATION

This is one of the Notes
of the series designated
herein and referred to in the
within-mentioned Indenture.

THE CHASE MANHATTAN BANK,
  as Trustee

By:
   ---------------------
   Authorized Officer



                                    Face - 5

               [Form of Reverse of Medium-Term Floating Rate Note]

                           ---------------------------


                  This Note is one of a duly authorized issue of securities (the "Notes") of the Company issued and to be issued in one or more series under an Indenture, dated as of May 1, 1996 (the "Indenture," which term includes all indentures supplemental thereto), between the Company and Chemical Bank (now known as The Chase Manhattan Bank), as Trustee (the "Trustee," which term includes any successor trustee under the Indenture as to the series of which this Note is a part), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the registered holders of the Notes ("Holders") and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms of the Indenture are hereby incorporated by reference herein. The terms of individual series of Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in or pursuant to the Indenture.

                  This Note is not subject to any sinking fund.

                  This Note may be subject to repayment at the option of the Holder on the Holder's Optional Repayment Date(s), if any, specified on the face hereof. If no Optional Repayment Date(s) are specified on the face hereof, this Note may not be so repaid at the option of the Holder hereof prior to the Stated Maturity Date. On any Optional Repayment Date this Note shall be repayable in whole or in part in increments of $1,000 at the option of the Holder hereof at a repayment price equal to 100% (except in the case of Notes issued with original issue discount, as described below) of the principal amount to be repaid, together with interest thereon payable to the date of repayment (except as provided below). For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled "Option to Elect Repayment" below duly completed, by the Trustee at the Corporate Trust Office, or, if the Corporate Trust Office is not located in New York, New York, and if required by the terms of the Indenture, at an office or agency to be maintained by the Company in the Borough of Manhattan, City and State of New York, not more than 60 nor less than 30 days prior to an Optional Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable.

                  This Note may be redeemed at the option of the Company on any date on and after the Initial Redemption Date, if any, specified on the face hereof (the "Redemption Date"). If no Initial Redemption Date is set forth on the face hereof, this Note may not be redeemed at the option of the Company prior to the Stated Maturity Date. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or



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



from time to time in part in increments of $1,000 at the option of the Company at the applicable Redemption Price (as defined below) together with interest thereon payable to the Redemption Date (except as provided below), on notice mailed to the Holders of the Notes designated for redemption at their addresses as the same shall appear on the Security Register not more than 60 nor less than 30 days prior to the Redemption Date, subject to all the conditions and provisions of the Indenture. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

                  If this Note is redeemable at the option of the Company, the "Redemption Price" shall initially be the Initial Redemption Percentage, specified on the face hereof, of the principal amount of this Note (except in the case of Notes issued with original issue discount, as described below) to be redeemed and shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified on the face hereof, of the principal amount to be redeemed until the Redemption Price is 100% (except in the case of Notes issued with original issue discount, as described below) of such principal amount.

                  For purposes of determining the applicable redemption price, from time to time, of Notes issued with original issue discount, the principal amount of such Notes shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Original Issue Date to the date of declaration (also expressed as a percentage of the aggregate principal amount), which amortization shall be calculated using the "constant interest rate method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration).

                  This Note will bear interest at the rate determined in accordance with the applicable provisions below by reference to the Interest Rate Basis specified on the face hereof having the Index Maturity, if any, specified on the face hereof (i) plus or minus the Spread, if any, or (ii) multiplied by the Spread Multiplier, if any, specified on the face hereof. Commencing with the Initial Interest Reset Date specified on the face hereof, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date (as used herein, the term "Interest Reset Date" shall include the Initial Interest Reset Date). The Interest Reset Dates will be the Interest Reset Dates specified on the face hereof; PROVIDED, however, that (i) the interest rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date specified on the face hereof will be the Initial Interest Rate, (ii) the interest rate in effect hereon for the 10 days immediately prior to any maturity Date shall be that in effect on the 10th day preceding the Maturity Date, and (iii) if any Note is issued between a



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



Record Date and the related Interest Payment Date, and such Note has daily or weekly Interest Reset Dates, then notwithstanding the fact that an Interest Reset Date may occur prior to such Interest Payment Date, the Initial Interest Rate set forth on the face hereof shall remain in effect through the first Interest Reset Date occurring on or subsequent to such Interest Payment Date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be the next succeeding day that is a Business Day, except that if the Interest Rate Basis specified on the face hereof is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the next preceding Business Day.

                  As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York or, if the Interest Rate Basis specified on the face hereof is LIBOR, in the City of London.

                  The Interest Determination Date pertaining to an Interest Reset Date for Notes as to which the Interest Rate Basis is the Commercial Paper Rate will be the second Business Day next preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for Notes as to which the Interest Rate Basis is LIBOR shall be the second London Banking Day (as defined below) preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for Notes as to which the Interest Rate Basis is the Treasury Rate shall be the day of the week in which such Interest Reset Date falls on which Treasury Bills (as defined below) normally would be auctioned; PROVIDED, however, that if as a result of a legal holiday an auction is held on the Friday of the week preceding such Interest Reset Date, the related Interest Determination Date shall be such preceding Friday; and PROVIDED, further, that if an auction shall fall on any Interest Reset Date, then the Interest Reset Date shall instead be the first Business Day following the date of such auction.

                  A "London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

                  The "Calculation Date" pertaining to any Interest Determination Date will be earlier of the tenth calendar day after such Interest Determination Date or the next succeeding Record Date after such Interest Determination Date or, if either such day is not a Business Day, the next succeeding Business Day.

                  DETERMINATION OF COMMERCIAL PAPER RATE. If the Interest Rate Basis specified on the face hereof is the Commercial Paper Rate, the Commercial Paper Rate with respect to this Note shall be determined on the Calculation Date pertaining to each Interest Determination Date and shall be the Money Market Yield (as defined herein) on such Interest Determination Date of



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



the rate for commercial paper having the Index Maturity specified on the face hereof, as such rate shall be published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15 (519), Selected Interest Rates" ("H.15 (519)"), or any successor publication, under the heading "Commercial Paper," or if not so published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Commercial Paper Rate shall be the Money Market Yield on such Interest Determination Date of the rate for commercial paper of the Index Maturity specified on the face hereof as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Commercial Paper." If neither of such rates is published by 3:00 P.M., New York City time, on such Calculation Date, then the Commercial Paper Rate shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent, after consultation with the Company, for commercial paper of the Index Maturity specified on the face hereof, placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating agency; PROVIDED, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in this sentence, the rate of interest in effect for the applicable period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable hereon shall be the Initial Interest Rate).

                  "Money Market Yield" shall be the yield calculated in accordance with the following formula:

                  Money Market Yield =        D x 360
                                       ------------------- x 100
                                            360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the period for which interest is being calculated.

                  DETERMINATION OF LIBOR. If the Interest Rate Basis specified on the face hereof is LIBOR, LIBOR with respect to this Note shall be determined on each Interest Determination Date as follows:

                           (i) As of the Interest Determination Date, LIBOR will
                  be either: (a) if "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in U.S. dollars



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



                  having the Index Maturity designated on the face hereof, commencing on the second London Banking Day immediately following such Interest Determination Date that appear on the Designated LIBOR Page as of 11:00 A.M., London time, on that Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified on the face hereof, the rate for deposits in U.S. dollars having the Index Maturity designated on the face hereof, commencing on the second London Banking Day immediately following such Interest Determination Date that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on that Interest Determination Date. If fewer than two offered rates appear (if "LIBOR Reuters" is specified on the face hereof) (unless, as aforesaid, only a single rate is required) or no rate appears (if "LIBOR Telerate" is specified on the face hereof), LIBOR in respect of the related Interest Determination Date will be determined as if the parties had specified the rate described in clause (ii) below.

                           (ii) With respect to an Interest Determination Date
                  on which fewer than two offered rates appear (if "LIBOR Reuters" is specified on the face hereof) (unless, as aforesaid, only a single rate is required) or no rate appears (if "LIBOR Telerate" is specified on the face hereof), the Calculation Agent will request the principal London offices of each of four major banks in the London interbank market, as selected by the Calculation Agent, after consultation with the Company, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for the period of the Index Maturity designated on the face hereof, commencing on the second London Banking Day immediately following such Interest Determination Date, to prime banks in the London interbank market as of 11:00 A.M., London time, on such Interest Determination Date and in a principal amount of not less than U.S. $1,000,000 that is representative for a single transaction in U.S. dollars in such market at such time. If at least two such quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of such



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



                  quotations. If fewer than two quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of the rates quoted as of 11:00 A.M., New York City time, on that Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent, after consultation with the Company, for loans in U.S. dollars to leading European banks, having the Index Maturity designated on the face hereof and in a principal amount of not less than U.S. $1,000,000 commencing on the second London Banking Day immediately following such Interest Determination Date that is representative for a single transaction in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR in effect for the applicable period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable hereon shall be the Initial Interest Rate).

         "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated on the face hereof, the display designated as Page LIBO on the Reuters Monitor Money Rates Service (or such other page as may replace Page LIBO on that service for the purpose of displaying the London interbank rates of major banks for U.S. dollars), or (b) if "LIBOR Telerate" is designated on the face hereof or if no method of calculation of LIBOR is so designated, the display which appears on Telerate Page 3750 (or such other page as may replace Telerate Page 3750 on the Dow Jones Telerate Service for the purpose of displaying London interbank offered rates of major banks for deposits in U.S. dollars).

                  DETERMINATION OF TREASURY RATE. If the Interest Rate Basis specified on the face hereof is the Treasury Rate, the Treasury Rate with respect to this Note shall be determined on each Interest Determination Date and shall be the rate for the auction held on such date of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof, as published in H.15(519) under the heading "Treasury bills -- auction average (investment)," or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the auction average rate on such Interest Determination Date (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the Index Maturity specified on the face hereof are not published or



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



reported as provided above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held on such Interest Determination Data, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent, after consultation with the Company, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; PROVIDED, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned in this sentence, the Treasury Rate for such Interest Reset Date will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable hereon shall be the Initial Interest Rate).

                  Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States Federal law of general application.

                  At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate that will become effective as of the next Interest Reset Date.

                  Interest payments on this Note payable on an Interest Payment Date or any Maturity Date will include interest accrued to but excluding such Interest Payment Date or such Maturity Date; PROVIDED, however, that if the Interest Reset Period with respect to this Note is daily or weekly, interest payable on any Interest Payment Date, other than interest payable on any date on which principal hereof is payable, will include interest accrued through and including the Record Date next preceding such Interest Payment Date. Accrued interest hereon shall be an amount calculated by multiplying the principal amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factors calculated for each day in the period for which interest is being paid. The interest factor for each such date shall be computed by dividing the interest rate applicable to such day by 360 if the Interest Rate Basis is the Commercial Paper Rate or LIBOR, as specified on the face hereof, or by the actual number of days in the year if the Interest Rate Basis is the Treasury Rate, as specified on the face hereof. All percentages resulting from any calculation of the rate of interest on this Note will be rounded, if necessary,



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



to the nearest one hundred-thousandth of a percentage point (.0000001), with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation on this Note will be rounded to the nearest cent (with one-half cent rounded upward). The interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date. The interest rate applicable to any other day is the interest rate for the immediately preceding Interest Reset Date (or, if there is no preceding Interest Reset Date, the Initial Interest Rate).

                  This Note and all the obligations of the Company hereunder are direct, unsecured obligations of the Company, and rank without preference or priority among themselves and PARI PASSU with all other existing and future unsecured and unsubordinated indebtedness of the Company.

                  The Indenture provides that, (i) if an Event of Default (as defined in the Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of Securities issued under the Indenture, including the series of Securities of which this Note forms a part, or due to the default in the performance or observance of any other covenant or agreement of the Company applicable to the Securities of such series but not applicable to all Outstanding Securities issued under the Indenture shall have occurred and be continuing, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of each affected series (voting as a single class) issued under the Indenture and then Outstanding may then declare the entire principal of all Securities of each such affected series and interest accrued thereon to be due and payable immediately and (ii) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Indenture applicable to all Outstanding Securities issued thereunder, including this Note, due to certain events of bankruptcy, insolvency and reorganization of the Company, or due to defaults under and acceleration of other indebtedness under the circumstances described in the Indenture, shall have occurred and be continuing, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all Securities issued under the Indenture and then Outstanding (treated as one class) may declare the entire principal of all such Securities, and interest accrued thereon to be due and payable immediately; PROVIDED that upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of or premium, if any, or interest on such Securities) by the Holders of a majority in aggregate principal amount of the Securities of such series (or of all of the Securities, in the case of defaults described in clause (ii)) then outstanding.

                  If the face hereof indicates that this Note is subject to "Modified Payment Upon Acceleration", then if the principal hereof is declared to be due and payable as described in the



                                   Reverse - 8
preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the fact hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Original Issue Date to the date of declaration (also expressed as a percentage of the aggregate principal amount), which amortization shall be calculated using the "constant interest rate method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration).

                  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than 66-2/3% in aggregate principal amount of the Securities at the time Outstanding of each series to be affected, evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture (including any prior supplemental indenture) or modifying in any manner the rights and obligations of the Holders of the Securities of each series to be affected and of the Company; PROVIDED, however, that no such supplemental indenture shall (i) extend the fixed maturity of any of the Securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or reduce the amount of principal of a Security issued with original issue discount due and payable upon acceleration or the amount thereof provable in bankruptcy, or impair or affect the right of any Holder to institute suit for the payment thereof or, if the Securities provide therefor, any right to repayment at the option of the Holder, in each case without the consent of the Holder of each Security so affected, or
(ii) reduce the aforesaid percentage of Securities the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of all Outstanding Securities so affected.

                  Any such consent or any waiver of a past default by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note issued in exchange herefor or in place hereof, irrespective of whether or not any notation of such consent or waiver is made upon this Note.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company (which term includes any successor corporation under the Indenture), which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

                  The transfer of this Note is registrable by the Holder hereof in person or by his attorney duly authorized in writing at the Corporate Trust Office of the Trustee, or, if the Corporate



                                   Reverse - 9

Trust Office is not located in New York, New York, and if required by the terms of the Indenture, at an office or agency to be maintained by the Company in the Borough of Manhattan, the City and State of New York, but only in the manner, subject to the limitations, and upon payment of the charges provided in the Indenture, and upon surrender and cancellation of this Note; PROVIDED, however, that in no event will a Note that has been called for redemption in whole or in part be transferable except for the unredeemed portion of the Note being redeemed in part. Upon any registration of transfer, a new registered Note or Notes of authorized denominations, for the same aggregate principal amount, will be issued to the transferee in exchange therefor.

                  The Notes of this series are issuable only in registered form in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for an equal aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same, at the Corporate Trust Office of the Trustee, or, if the Corporate Trust Office is not located in New York, New York, and if required by the terms of the Indenture, at an office or agency to be maintained by the Company in the Borough of Manhattan, the City and State of New York, without payment of any service or other charge except for any stamp or other tax or governmental charge in connection therewith.

                  The Company, the Trustee, any paying agent and any Security Registrar may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereof made by anyone other than the Company or any Security Registrar), for the purpose of receiving payment hereof or on account hereof or interest hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

                  No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor, either directly or through the Company or any successor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or legal or equitable remedy or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                  The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York,



                                  Reverse - 10
except as may otherwise be required by mandatory provisions of law.

                  All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.



                                  Reverse - 11

                            OPTION TO ELECT REPAYMENT

                  The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof (or, if this Note is issued with original issue discount, such portion of the principal as may be payable pursuant to the terms hereof) together with interest to the repayment date, to the undersigned, at _________________________________________________
______________________________________________________________________________.
(Please print or typewrite name and address of the undersigned)

                  For this Note to be repaid, the Trustee must receive at the Corporate Trust Office, or, if the Corporate Trust Office is not located in New York, New York, and if required by the terms of the Indenture, at an office or agency to be maintained by the Company in the Borough of Manhattan, City and State of New York, not more than 60 nor less than 30 days prior to an Optional Repayment Date, if any, shown on the face of this Note, this Note with this "Option to Elect Repayment" form duly completed.

                  If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of $1,000) which the Holder elects to have repaid and specify the denomination or denominations (which shall be $1,000 or any amount in excess thereof which is an integral multiple of $1,000) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$
 ----------------------    ------------------------------------------
                           NOTICE:  The signature on this
Date:                      Option to Elect Repayment must
     ------------------    correspond with the name as
                           written upon the face of this Note
                           in every particular, without
                           alteration or enlargement or any
                           change whatever.



                                  Reverse - 12

                            ------------------------

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

                  TEN COM - as tenants in common

                  UNIF GIFT MIN ACT - .............Custodian............
                                                                 (Minor)

                        Under Uniform Gifts to Minors Act

                           ...........................
                                     (State)

                  TEN ENT--as tenants by the entireties
                  JT TEN--as joint tenants with right of survivorship
                          and not as tenants in common

          Additional abbreviations may also be used though not in the above list.



                                  Reverse - 13

                            -------------------------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other
                                      ----------------------------------------
              Identifying Number of Assignee:
                                             ---------------------------------

------------------------------------------------------------------------------

                   PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                         INCLUDING ZIP CODE OF ASSIGNEE:

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing ___________________________________________________________________
attorney to transfer such Note on the books of the Company, with full power of substitution in the premises.

Dated:
      ----------------------            -----------------------------------
                                        NOTICE: The signature to this
                                        assignment must correspond with
                                        the name as written upon the
                                        face of the within instrument in
                                        every particular, without
                                        alteration or enlargement, or
                                        any change whatever.



                              Reverse - 14